Exhibit 10.25

TEXAS CAPITAL BANK

Texas Capital Bank, National Association

2000 McKinney Avenue, Suite 700

Dallas, Texas 75201

February 12, 2021

c/o Flex Leasing Power & Service LLC

6400 S. Fiddlers Green Circle

Suite 900

Greenwood Village, Colorado 80111

Attention: Doug Baltzer

Re:       Letter Agreement Regarding Limited Waiver of Leverage Ratio Financial Covenant

Ladies and Gentlemen:

Reference is hereby made to that certain Credit Agreement, dated as of February 8, 2019 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), by and among Flex Leasing Power & Service LLC, a Delaware limited liability company (the “Company”), the other Loan Parties (as defined in the Credit Agreement) from time to time party thereto, the financial institutions from time to time party thereto as lenders (the “Lenders”) and Texas Capital Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

1.       Company Request. The Company has advised the Administrative Agent and the Lenders that (a) as of the last day of the fiscal quarter ending December 31, 2020 (the “Specified Test Date”), the Company’s Leverage Ratio was greater than 3.50 to 1.00 in contravention of Section 8.2 of the Credit Agreement, and (b) such non-compliance constitutes an Event of Default under Section 9.1(b) of the Credit Agreement (the “Specified Event of Default”). The Company has requested that the Lenders enter into this letter agreement (this “Letter Agreement”) to waive the Specified Event of Default on the terms and conditions set forth herein.

2.       Limited Waiver. In reliance on the representations, warranties, covenants and agreements contained in this Letter Agreement, the receipt and sufficiency of which are hereby acknowledged and confessed, and subject to the satisfaction of the conditions precedent in Section 5 hereof, the Lenders hereby waive the Specified Event of Default solely with respect to the Specified Test Date. The Loan Parties hereby acknowledge that nothing contained herein, nor any past indulgence by the Administrative Agent or any Lender nor any other action or inaction on behalf of the Administrative Agent or any Lender, shall constitute or be deemed to constitute a consent to, or waiver of, any other action or inaction of the Company or any other Loan Party which constitutes (or would constitute) a violation of any provision of the Credit Agreement, the Subordination Agreement or any other Loan Document, or which results (or would result) in a material breach, Default or Event of Default under the Credit Agreement or any other Loan Document, nor shall this Letter Agreement constitute a course of conduct or dealing among the parties. The Administrative Agent and the Lenders shall have no obligation to grant any future waivers, consents or amendments with respect to the Credit Agreement or any other Loan Document. The parties hereto agree that the limited waiver provided herein shall constitute a one-time waiver and shall not waive, affect or diminish any right of the Administrative Agent and the Lenders to hereafter demand strict compliance with the Credit Agreement and the other Loan Documents.

3.       Amendments to the Credit Agreement. In reliance on the representations, warranties, covenants and agreements contained in this Letter Agreement, the receipt and sufficiency of which are hereby acknowledged and confessed, and subject to the satisfaction of the conditions precedent in Section 5 hereof, the Credit Agreement is hereby amended as of the date hereof in the manner provided in this Section 3.

(a)       Additional Definitions. Section 1.1 of the Credit Agreement is hereby amended to add thereto in alphabetical order the following definitions which shall read in full as follows:

“Availability Limitation” means an amount equal to (a) at any time during the Availability Limitation Period, $1,500,000 and (b) at any time after the expiration of the Availability Limitation Period, $0.00.

“Availability Limitation Period” means the period from February 12, 2021 until the Leverage Ratio as of the last day of any fiscal quarter thereafter is less than 3.50 to 1.00 as evidenced by a Compliance Certificate setting forth the information and certifying as to the matters set forth in Section 6.1(d) of the Credit Agreement and demonstrating compliance with the covenants set forth in Article 8 of the Credit Agreement (with reasonably detailed calculations demonstrating compliance thereof). Upon the expiration of the Availability Limitation Period, the Administrative Agent shall promptly deliver written notice thereof to the Company and the Lenders.

(b)       Restated Definition. The definition of “Availability” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

“Availability” means, as of any date, the difference between (a) an amount equal to the lesser of (i) the Borrowing Base in effect on such date and (ii) the aggregate amount of the Commitments of the Lenders on such date less (b) the total Revolving Credit Exposure of the Lenders on such date less (c) the Availability Limitation.

(c)       Amendment to Section 2.1(a) of the Credit Agreement. Section 2.1(a) of the Credit Agreement is hereby amended by amending and restating the proviso contained in the first sentence of such section to read in full as follows:

provided that the Revolving Credit Exposure of all Lenders shall not exceed the lesser of (i) the aggregate amount of the Commitments of the Lenders minus the Availability Limitation and (ii) the Borrowing Base minus the Availability Limitation.

(d)       Amendment to Section 2.2(a)(i) of the Credit Agreement. Section 2.2(a)(i) of the Credit Agreement is hereby amended by amending and restating clause (x) therein to read in full as follows:

(x) the Revolving Credit Exposure of all Lenders shall not exceed the lesser of (I) the aggregate amount of the Commitments of the Lenders minus the Availability Limitation and (II) the Borrowing Base minus the Availability Limitation, in each case in effect at such time,

(e)       Amendment to Section 2.3(a) of the Credit Agreement. Section 2.3(a) of the Credit Agreement is hereby amended by amending and restating clause (i)(A) therein to read in full as follows:

(A) the Revolving Credit Exposure of all Lenders shall not exceed the lesser of (x) the aggregate amount of the Commitments of the Lenders minus the Availability Limitation and (y) the Borrowing Base minus the Availability Limitation, in each case in effect at such time,

(f)       Amendment to Section 2.9(a) of the Credit Agreement. Section 2.9(a) of the Credit Agreement is hereby amended by amending and restating clause (iii)(A) therein to read in full as follows:

(A)       immediately after giving effect thereto and to any concurrent prepayments hereunder, the Revolving Credit Exposure of all Lenders would exceed the lesser of (x) the aggregate amount of the Commitments of the Lenders minus the Availability Limitation and (y) the Borrowing Base minus the Availability Limitation, in each case in effect at such time or

(g)       Amendment to Section 2.9(c) of the Credit Agreement. Section 2.9(c) of the Credit Agreement is hereby amended by amending and restating clause (i) therein to read in full as follows:

(i)       If at any time the Revolving Credit Exposure of the Lenders exceeds the lesser of (A) the aggregate amount of the Commitments of the Lenders minus the Availability Limitation and (B) the Borrowing Base minus the Availability Limitation, in each case in effect at such time, then Borrowers shall immediately prepay the entire amount of such excess to Administrative Agent, for the ratable account of Lenders, and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that no Borrower shall be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.9(c) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans the Revolving Credit Exposure of the Lenders exceeds the lesser of (x) the aggregate amount of the Commitments of the Lenders minus the Availability Limitation and (y) the Borrowing Base minus the Availability Limitation, in each case in effect at such time.

(h)       Amendment to Section 4.2(e) of the Credit Agreement. Section 4.2(e) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(e)       Availability Under Revolving Credit Facility. With respect to any request for a Credit Extension under the Commitments, immediately after giving effect to the Credit Extension so requested, the total Revolving Credit Exposure of the Lenders shall not exceed the lesser of (i) the Borrowing Base in effect as of the date of such Credit Extension minus the Availability Limitation and (ii) the aggregate Commitments of the Lenders in effect as of the date of such Credit Extension minus the Availability Limitation.

4.       Equity Cure. In reliance on the representations, warranties, covenants and agreements contained in this Letter Agreement, the receipt and sufficiency of which are hereby acknowledged and confessed, and subject to the satisfaction of the conditions precedent in Section 5 hereof, notwithstanding anything to the contrary in Section 9.3 of the Credit Agreement or the definition of Specified EBITDA Equity Contribution, the parties hereto agree that (a) the Limited Waiver Contribution (as defined below) shall be deemed to constitute a “Specified EBITDA Equity Contribution” and the exercise of a “Cure Right” for purposes of Section 9.3 of the Credit Agreement, (b) Annualized EBITDA and EBITDA shall be deemed increased by $1,500,000 for the fiscal quarter ending December 31, 2020 and any four fiscal quarter period containing such fiscal quarter solely for the purpose of measuring compliance with Sections 8.1 and 8.2 of the Credit Agreement and not for any other purpose under the Credit Agreement (it being understood that, with respect to the calculation of Annualized EBITDA, $1,500,000 will be added after the amount of EBITDA set forth in clause (a) of the definition of Annualized EBITDA has been annualized for any applicable fiscal quarter) and (c) the mandatory prepayment of the Loans made pursuant to Section 2.9(c)(ii) of the Credit Agreement and Section 5(b)(ii) hereof with respect to any cash proceeds of the Limited Waiver Contribution shall not serve as a reduction to Debt for purposes of calculating the Leverage Ratio for the four fiscal quarter period ending December 31, 2020.

5.       Conditions Precedent. The effectiveness of this Letter Agreement is subject to the following:

(a)       Counterparts. The Administrative Agent shall have received executed counterparts of this Letter Agreement from each Loan Party and the Lenders.

(b)       Contribution; Prepayments. The Administrative Agent shall have received evidence satisfactory to it that (i) the Company shall have received cash proceeds from Parent in an amount equal to at least $1,500,000 (the “Limited Waiver Contribution”) and (ii) the Company shall have prepaid the Loans in an aggregate principal amount equal to $1,500,000 plus accrued interest thereon. The prepayment herein shall be applied in the same manner as set forth in the last paragraph of Section 2.9(c) of the Credit Agreement.

(c)       Waiver Fee. The Administrative Agent shall have received a non-refundable waiver fee in an amount equal to $22,500.

(d)       Parent Loan Notes. The Administrative Agent shall have received executed counterparts to the Parent Loan Notes evidencing the Parent Loan owing by Parent to the Subordinated Lenders in the aggregate principal amount of $1,500,000, which Parent Loan Notes shall be in form and substance satisfactory to the Administrative Agent and the proceeds thereof shall be contributed to the Company pursuant to clause (b) above.

6.       Representations and Warranties; Ratifications and Affirmations of the Loan Parties. To induce the Lenders and the Administrative Agent to enter into this Letter Agreement, each Loan Party hereby represents and warrants to the Lenders and the Administrative Agent as follows:

(a)       after giving effect to this Letter Agreement, each representation and warranty of such Loan Party contained in the Credit Agreement, the Subordination Agreement and the other Loan Documents is true and correct in all material respects on and as of the date hereof, except (i) to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date, and (ii) to the extent that any such representation and warranty is expressly qualified by materiality or by reference to a Material Adverse Effect, such representation and warranty (as so qualified) shall continue to be true and correct in all respects; and

(b)       after giving effect to this Letter Agreement, no Default or Event of Default exists.

Each Loan Party hereby expressly (x) ratifies and affirms its obligations under the Credit Agreement and the other Loan Documents to which it is a party and (y) acknowledges the validity, enforceability and binding effect against such Loan Party of the Credit Agreement and each other Loan Document to which such Loan Party is a party.

7.       Release of Claims. The Company and each other Loan Party hereby forever releases, discharges and acquits the Administrative Agent, the L/C Issuer, the Swing Line Lender and the Lenders, their respective officers, directors, agents and employees and their respective affiliates, successors, assigns, shareholders and controlling persons, from any and all obligations to the Company or any of the other Loan Parties (and their respective successors, assigns, affiliates, shareholders and controlling persons) and from, and hereby further waives, releases and discharges, any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), demands, debts, accounts, contracts, liabilities, damages, action and causes of action (collectively, the “Released Claims”), whether in law or in equity, of whatsoever nature and kind, whether known or unknown, whether now or hereafter existing, that the Company or any of the other Loan Parties at any time had or has, or that their respective successors, assigns, affiliates, shareholders and controlling persons hereafter can or may have against the Administrative Agent or the Lenders, their respective officers, directors, agents or employees and their respective affiliates, successors, assigns, shareholders and controlling persons, in each case in connection with the Credit Agreement, the other Loan Documents and the transactions contemplated thereby.

8.       Miscellaneous.

(a)       This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to principles of conflicts of law to the extent that the application of the laws of another jurisdiction will be required thereby. The provisions of Section 11.12 of the Credit Agreement is hereby incorporated by reference and made a part hereof.

(b)       The expense reimbursement and indemnification provisions of Section 11.1 and Section 11.2 of the Credit Agreement are hereby incorporated by reference and made a part hereof.

(c)       THIS LETTER AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES REGARDING THE MATTERS SET FORTH HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

(d)       This Letter Agreement may be executed in separate counterparts and delivery of an executed signature page hereof by facsimile or electronic mail (including .pdf) shall be effective as delivery of a manually executed counterpart hereof. This Letter Agreement constitutes a “Loan Document” under and as defined in Section 1.1 of the Credit Agreement.

[Signature Pages Follow]

Very truly yours,

TEXAS CAPITAL BANK, NATIONAL
ASSOCIATION

By:	/s/ Jerra Hayden
Name:	Jerra Hayden
Title:	Senior Vice President

[Signature Page to Letter Agreement Re:

Limited Waiver of Leverage Ratio Financial Covenant – Flex Leasing Power & Service LLC]

Accepted and Agreed to:

BORROWERS:

FLEX LEASING POWER & SERVICE LLC,
a Delaware limited liability company

By:	/s/ Darin Romine
Name:	Darin Romine
Title:	SVP

FLEX LEASING POWER AND SERVICE ULC,
an Alberta unlimited liability corporation

By:	/s/ Darin Romine
Name:	Darin Romine
Title:	SVP

GUARANTOR:

FLEX POWER CO.,
a Delaware corporation

By:	/s/ Darin Romine
Name:	Darin Romine
Title:	SVP

[Signature Page to Letter Agreement Re:

Limited Waiver of Leverage Ratio Financial Covenant – Flex Leasing Power & Service LLC]